Exhibit 99.1

Rightside® Announces Fourth Quarter and Full Year 2016 Financial Results

Fourth Quarter Registry Revenue Grows 27% Over the Prior Year Period

Full Year Registry Revenue Grows 40% Over the Prior Year Period

Company Announces $50 Million Share Repurchase Program

KIRKLAND, Wash., February 28, 2017 -- (GLOBENEWSWIRE) -- Rightside Group, Ltd. (Nasdaq: NAME), a leading provider of domain name services that advance the way businesses and consumers define and present themselves online, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“In the fourth quarter, we executed on our strategy to deliver revenue growth in our higher margin businesses - focusing on our new gTLD registry business and our retail registrar, Name.com, while optimizing for margin expansion,” said Chief Executive Officer Taryn Naidu. “For the full year 2016, registry services revenue increased 40% year-over-year while Adjusted EBITDA increased 92% year-over-year.  The divestiture of eNom has strengthened our financial profile and, as announced today, enabled us to initiate a significant stock repurchase program. The Company narrowed its focus on our most strategic business, our new gTLD registry business and our retail registrar, Name.com. We believe this faster growing, stronger margin and more profitable business, better reflects the true nature of Rightside’s mission, strategic focus, and investment thesis and is consistent with our commitment to delivering shareholder value.”

Financial Summary

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Registrar services	$7,846	$6,957	$29,120	$24,852
Registry services	3,202	2,526	11,785	8,438
Aftermarket and other	4,233	7,284	22,620	25,377
Eliminations (1)	(372)	(437)	(1,401)	(1,238)
Total revenue	$14,909	$16,330	$62,124	$57,429

Loss (gain) on other assets, net	$94	$(721)	$(853)	$(9,403)

Loss from continuing operations before income tax	$(10,561)	$(7,752)	$(33,706)	$(28,049)
Income tax expense (benefit)	15,820	(2,260)	10,373	(8,178)
Loss from continuing operations	(26,381)	(5,492)	(44,079)	(19,871)
Income from discontinued operations, net of income tax	5,070	1,369	10,761	8,547
Net loss	$(21,311)	$(4,123)	$(33,318)	$(11,324)

Adjusted EBITDA (2)	$2,817	$2,563	$9,212	$4,807

Adjusted EBITDA from continuing operations (3)	$(854)	$(2,434)	$(7,203)	$(13,892)

(1)	Amounts in the eliminations line reflect the elimination of intercompany charges between our Registrar and Registry services businesses.
(2)	This Non-GAAP financial measure is described below and reconciled to GAAP net loss in the accompanying table.
(3)	This Non-GAAP financial measure is described below and reconciled to GAAP loss from continuing operations in the accompanying table.

Full Year 2016 Financial Highlights

(Unless otherwise noted, all comparisons are relative to the fiscal full year 2015. All financials will be reported on a continuing operations basis to reflect the recent sale of eNom.)

▪	Registrar services revenue increased 17% to $29.1 million compared to $24.9 million.
▪	Registry services revenue increased 40% to $11.8 million compared to $8.4 million.

▪	Aftermarket and other revenue was $22.6 million compared to $25.4 million as a result of challenges in the lower margin third party syndication business.
▪	Total revenue increased to $62.1 million compared to $57.4 million.
▪

Net loss was $33.3 million, compared to $11.3 million.  The increase in net loss was related to $14.4 million of non-cash tax expense, a $4 million write-off of deferred financing and issuance cost associated with the debt repayment as well as divestiture related expenses.

▪	Adjusted EBITDA was $9.2 million, up 92% as compared to $4.8 million.

Business Highlights

▪	The Company also announced today that the Board of Directors have approved a program to repurchase up to $50 million worth of common stock, effective immediately, executed over the next 24 months.
▪	Rightside has 40 gTLDs in general availability with 10 gTLD applications outstanding.
▪	The Company ended the year with approximately 565,000 registered domains, up 41% year-over-year.
▪

Reported gross margin of 48% in the fourth quarter of 2016, up 500 basis points year-over-year, as we continued to grow our mix of higher margin registry services revenue and started to realize the benefit of our profitability initiatives.

▪	Cash revenue from premium and platinum names in 2016 was $3.4 million.

Key Operating Metrics

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Registry Services
End of period domains (in thousands) (1)	565	401	40.9%	565	401	40.9%
Average revenue per domain (2)	$23.06	$26.85	-14.1%	$24.40	$30.69	-20.5%
Renewal rate (3)	59.4%	52.6%		56.3%	58.6%

Registrar Services
End of period domains (in millions) (1)	1.9	1.8	5.6%	1.9	1.8	5.6%
Average revenue per domain (4)	$16.83	$15.58	8.0%	$15.84	$14.46	9.5%
Renewal rate (3)	65.1%	69.0%		68.4%	70.5%

(1)	A domain is defined as an individual domain name registered by a third-party customer on Rightside’s registry or registrar platforms for which Rightside has begun to recognize revenue.
(2)

Average revenue per domain is calculated by dividing registry services revenue for a period by the average number of domains registered on Rightside’s registry platforms in that period.  Average revenue per domain for partial year periods is annualized.

(3)	The renewal rate is defined as the percentage of domain names on Rightside’s registry or registrar platforms that are renewed after their original term expires.
(4)

Average revenue per domain is calculated by dividing registrar services revenue for a period by the average number of domains registered on Rightside’s registrar platforms in that period.  Average revenue per domain for partial year periods is annualized.

Liquidity and Capital Resources

▪

As of December 31, 2016, cash and cash equivalents was $31.9 million, compared to $47.3 million as of September 30, 2016, given our repayment of debt in November. Subsequent to year-end, our cash balance increased after the divestiture of eNom and was $87 million at the end of January.

▪

At the end of the fourth quarter, the Company had letters of credit totaling $11 million outstanding and had drawn $12.8 million on our revolving credit facility.  Subsequent to year-end we fully repaid the $12.8 million outstanding and reduced our letters of credit outstanding to $2.8 million.

Business Outlook

For the full year ending December 31, 2017, Rightside expects the following:

▪	Total revenue of $58 to $62 million inclusive of 10 to 15% growth in our core registry and registrar business.
▪	Cash bookings in our registry business of around $16 to $18 million.
▪

Adjusted EBITDA of around break-even for the full year with a return to positive adjusted EBITDA in the fourth quarter after implementing cost savings initiatives and restructuring our network infrastructure to support the remaining business lines.

Conference Call and Webcast

Rightside will host a conference call and audio webcast with investors and analysts today, February 28, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time):

▪	Live conference call: (844) 413-1777 (domestic) or (716) 247-5761 (international)
▪	Conference call replay available through March 7, 2017: (855) 859-2056 (domestic) or (404) 537-3406 (international)
▪	Conference ID: 73794379
▪	Live and archived webcast: http://www.rightside.market

About Non-GAAP Financial Measures

We define Adjusted EBITDA as net income (loss) adjusted for interest, income taxes, depreciation and amortization, stock-based compensation, and certain gains, losses, and expenses that we do not believe are indicative of ongoing core business operating results. Adjusted EBITDA is a non-GAAP financial measure and its most directly comparable GAAP financial measure is GAAP net income (loss).  A reconciliation of GAAP net income (loss) to Adjusted EBITDA can be found in the accompanying table. Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.  Rightside compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only as a supplement.

We define Adjusted EBITDA from continuing operations as loss from continuing operations adjusted for interest, income taxes, depreciation and amortization, stock-based compensation, and certain gains, losses, and expenses that we do not believe are indicative of ongoing core business operating results. Adjusted EBITDA from continuing operations is a non-GAAP financial measure and its most directly comparable GAAP financial measure is GAAP loss from continuing operations.  A reconciliation of GAAP loss from continuing operations to Adjusted EBITDA from continuing operations can be found in the accompanying table. Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.  Rightside compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA from continuing operations only as a supplement.

We have not provided a complete reconciliation of its Adjusted EBITDA guidance to the comparable forward-looking GAAP financial measure, net income (loss), because we are unable to provide a forward-looking estimate of certain reconciling items between net income (loss) and Adjusted EBITDA guidance including: acquisition and realignment costs; advisory and consulting fees; provision for income taxes; and gain (loss) on other assets, net.

About Rightside

Rightside® inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry's most comprehensive platforms for the discovery, registration, usage and monetization of domain names. In addition to being a new gTLD registry operator, Rightside is home to one of the most admired registrar brands in the industry, Name.com. Headquartered in Kirkland, WA, Rightside has offices in North America and Europe. For more information please visit www.rightside.co.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, including, among others, Rightside’s expected total revenue, Adjusted EBITDA, and registry services revenue.  Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Statements regarding Rightside’s future performance are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others:  Rightside’s ability to successfully operate new gTLD registries and provide back-end infrastructure services to registries; Rightside’s ability to successfully market and sell its gTLDs; the difficulty in predicting and developing consumer demand for new gTLDs; Rightside’s anticipated use of cash proceeds from the divestiture of eNom; expected benefits from the divestiture; expectations about plans and objectives for future operations after the eNom divestiture; and expected benefits from a share repurchase program. More information about potential risk factors that could affect Rightside’s operating and financial results are contained in Rightside’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 9, 2016.  All forward-looking statements are expressly qualified in their entirety by this cautionary statement.  Rightside does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Rightside Group, Ltd.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$14,909	$16,330	$62,124	$57,429
Cost of revenue (excluding depreciation and amortization)	7,794	9,277	35,401	34,474
Sales and marketing	1,782	2,466	8,066	8,519
Technology and development	2,872	3,790	12,347	14,751
General and administrative	4,862	4,776	19,643	19,204
Depreciation and amortization	3,143	3,252	12,660	12,993
Loss (gain) on other assets, net	94	(721)	(853)	(9,403)
Interest expense	633	1,226	4,297	4,922
Loss on debt extinguishment	4,257	—	4,257	—
Other expense (income), net	33	16	12	18
Loss from continuing operations before income tax	(10,561)	(7,752)	(33,706)	(28,049)
Income tax expense (benefit)	15,820	(2,260)	10,373	(8,178)
Loss from continuing operations	(26,381)	(5,492)	(44,079)	(19,871)
Income from discontinued operations, net of income tax	5,070	1,369	10,761	8,547
Net loss	$(21,311)	$(4,123)	$(33,318)	$(11,324)

Basic (loss) income per share attributable to common stockholders:
Continuing operations	$(1.35)	$(0.29)	$(2.28)	$(1.05)
Discontinued operations	0.26	0.07	0.56	0.45
Basic (loss) income per share	$(1.09)	$(0.22)	$(1.73)	$(0.60)
Diluted (loss) income per share attributable to common stockholders:
Continuing operations	$(1.35)	$(0.29)	$(2.28)	$(1.05)
Discontinued operations	0.26	0.07	0.56	0.45
Diluted (loss) income per share	$(1.09)	$(0.22)	$(1.73)	$(0.60)
Weighted average number of shares outstanding:
Basic	19,478	19,039	19,308	18,867
Diluted	19,478	19,039	19,308	18,867

Rightside Group, Ltd.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$31,922	$45,095
Accounts receivable, net	3,337	4,575
Prepaid expenses and other current assets	2,751	2,897
Deferred registration costs	9,063	8,834
Assets held for sale	129,399	132,224
Total current assets	176,472	193,625
Deferred registration costs, less current portion	1,594	1,259
Property and equipment, net	5,400	7,567
Intangible assets, net	46,961	52,163
Goodwill	70,921	70,921
Deferred tax assets, net	—	2,904
gTLD deposits	2,169	8,139
Other assets	671	1,353
Total assets	$304,188	$337,931

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,080	$1,400
Accrued expenses and other current liabilities	8,887	11,520
Debt	12,800	1,500
Capital lease obligation	983	1,193
Deferred revenue	19,475	17,681
Liabilities held for sale	133,256	135,130
Total current liabilities	176,481	168,424
Deferred revenue, less current portion	4,429	3,214
Debt, less current portion	—	21,701
Capital lease obligation, less current portion	—	811
Deferred tax liabilities, net	8,102	—
Other liabilities	261	494
Total liabilities	189,273	194,644
Total stockholders' equity	114,915	143,287
Total liabilities and stockholders' equity	$304,188	$337,931

Rightside Group, Ltd.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss	$(21,311)	$(4,123)	$(33,318)	$(11,324)
Add (deduct):
Income tax expense (benefit)	12,311	303	11,477	(2,314)
Loss (gain) on other assets, net (1)	94	(721)	(2,153)	(9,403)
Loss on debt extiguishment	4,257	—	4,257	—
Interest expense	633	1,227	4,297	4,922
Depreciation and amortization	3,903	4,111	16,023	16,428
Stock-based compensation expense	1,785	1,653	6,649	6,296
Acquisition and realignment costs	—	113	564	202
Transaction-related advisory and consulting fees	1,145	—	1,416	—
Adjusted EBITDA	$2,817	$2,563	$9,212	$4,807

(1)	Net loss (gain) on withdrawals of interest in gTLD applications, included in gain on other assets, net.

Rightside Group, Ltd.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Loss from continuing operations	$(26,381)	$(5,492)	$(44,079)	$(19,871)
Add (deduct):
Income tax expense (benefit)	15,820	(2,260)	10,373	(8,178)
Loss (gain) on other assets, net (1)	94	(721)	(853)	(9,403)
Loss on debt extinguishment	4,257	—	4,257	—
Interest expense	633	1,227	4,297	4,922
Depreciation and amortization	3,143	3,252	12,660	12,993
Stock-based compensation expense	1,580	1,461	5,828	5,526
Acquisition and realignment costs	—	99	314	119
Adjusted EBITDA from continuing operations	$(854)	$(2,434)	$(7,203)	$(13,892)

(1)	Net loss (gain) on withdrawals of interest in gTLD applications, included in gain on other assets, net.

Investor Contacts

The Blueshirt Group

Allise Furlani, 212-331-8433

Brinlea Johnson, 212-331-8424

IR@rightside.rocks